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                                                                   Exhibit 10.61

                          AMENDMENT #1 TO OFFICE LEASE

This Amendment #1 to Office Lease is made and entered into this 4th day of September, 2002, by and between RESILIENT FLOOR COVERING PENSION FUND, as "Landlord", and INTEGRATED INFORMATION SYSTEMS, INC. as "Tenant".

The Office Lease dated September 28, 2001, by and between Landlord and Tenant (as amended, the "Lease") is modified in the specific respects set forth below. Except as so modified, the Lease remains in full force and effect in accordance with its terms.


SECTION 1: PREMISES

         Effective September 1, 2002 the original Premises shall be reduced by 3,945 rentable square feet. The reduction includes Suite 130 (2,784 rsf) and a portion of Suite 110 (1,161 rsf) of the original premises. The remaining square footage will be approximately 13,046 rentable square feet consisting of the 2nd floor (Suite 200).


SECTION 2: LEASE ARREARAGES

         Tenant acknowledges that Tenant has materially breached the Lease by failing to make payments as and when required under the Lease. As of the date of this Amendment #1, Tenant currently owes $117,701.71 in arrearages due under the Lease (the "Arrearages") Tenant agrees to pay the Arrearages pursuant to the following schedule:

         On September 1, 2002 and on the first of each month thereafter up to and including August 1, 2003, Tenant shall pay to Landlord $9,808,48. Tenant may pay off the Arrearages early at any time.

         Upon the execution of this Amendment #1, Tenant agrees to deliver to Landlord all executed Confession of Judgment in the form of attached
         Exhibit 1 (the "Confession of Judgment"). If Tenant fails to make the payments set forth n this Section 2 or otherwise materially breaches the Lease in any way, in addition to all other rights and remedies available against Tenant, Landlord may file the Confession of Judgment to recover any unpaid balance on the Arrearages, and Tenant waives any objections to Landlord's filing of the Confession of Judgment. If the Confession of Judgment is filed, Landlord agrees to file a partial satisfaction of judgment to reflect payments received toward the Arrearages. If Tenant shall fully make the payments set forth in this
         Section 2 and otherwise complies with all its obligations under the Lease, Landlord agrees not to file and to return to Tenant the Confession of Judgment, which shall then be void and of no further effect.


SECTION 3: TERM

         The term of the Lease for the 2nd floor shall terminate on August 31, 2006.


SECTION 4: BASE RENT

         The Base Rent shall be as follows:

                  9/01/2002 to 8/31/2006 = $21,743.34 per month

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SECTION 5: CONTINGENCY

         This Amendment #1 to Lease is contingent upon approval of the Landlord and is not binding until a fully executed original is delivered to the Tenant.


SECTION 6: EFFECT OF AMENDMENT

         Except as specifically amended and modified herein, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                                AGREED & ACCEPTED
                                -----------------

LANDLORD: RESILIENT FLOOR COVERLNG PENSION FUND

By:      /s/ Carl Biggs
         --------------------------
         Carl Biggs, Chairman

By:      /s/ Michael Volpi
         --------------------------
         Michael Volpi, Co-Chairman



TENANT: INTEGRATED INFORMATION SYSTEMS, INC.

By:      /s/ William A. Mahan
         --------------------------

Title:   CFO
         ---








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                                    EXHIBIT 1

                   IN THE CIRCUIT COURT OF THE STATE OF OREGON

                           FOR THE COUNTY OF MULTNOMAH


RESILIENT FLOOR COVERING                 )
PENSION FUND,                            )
                                         )  Case No.
                          Plaintiff,     )
          v.                             )
                                         )  CONFESSION OF JUDGMENT
INTEGRATED INFORMATION                   )
SYSTEMS, INC., a Delware corporation,    )
                                         )
                          Defendant.     )
------------------------------------     )

     Pursuant to ORCP 73, defendant Integrated Information Systems, Inc. hereby confesses judgment as follows:

     1. That it may be found in Multnomah County at 6915 SW Macadam Avenue, Suite 200, Portland, Oregon 97219. Defendant stipulates that judgment may be taken against it in Multnomah County.

     2. The action herein is not based upon a consumer transaction or a contract, obligation, or liability arising out of the sale of goods or furnishing of services for personal, family, or household purposes, or upon a promissory note based upon such sale or extension of credit.

     3. Defendant acknowledges that this confession of judgment is for a debt justly and presently due and arises out of defendant's failure to make certain payments due under an Amendment #1 to Office Lease between plaintiff and defendant.

     4. Defendant confesses judgment in favor of plaintiff in the sum of $117,701.71, and authorizes entry of judgment against defendant in this amount, together with interest at the rate of 10% per annum from September 4, 2002 until paid in full, and plaintiff's reasonable attorneys' fees, costs, and disbursements to enforce the Amendment #1 to Office Lease and to collect the confessed amount.

     5. Defendant understands that this confession of judgment authorizes entry of judgment without further proceeding and authorizes execution to enforce payment of the judgment.


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                  DATED this 6th day of September, 2002,

                                            Integrated Information Systems, Inc.

                                            By:  /s/ William A. Mahan
                                                 --------------------
                                            Its: CFO


         STATE OF ARIZONA      )
                               ) ss.
         County of Maricopa    )

         The foregoing instrument was acknowledged before me on this 6th day of September, 2002 by W. A. Mahan, the CFO for defendant Integrated Information Systems, Inc.

                                            /s/ Penie M. Porter
                                            -------------------
                                            Notary Public for Arizona
                                            My Commission Expires: July 21, 2003